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[LOGO OF KPMG]                                                        Exhibit 23


              Consent of Independent Certified Public Accountants



The Board of Directors
Mellon Bank Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-75605 and 333-16745) on Form S-8 of Mellon Bank Corporation of our report dated June 11, 1999, that is included in the December 31, 1998, Annual Report on Form 11-K of the Mellon 401(k) Retirement Savings Plan.


                                                                    /s/ KPMG LLP



June 24, 1999


[LOGO]

KPMG LLP. KPMG LLP, a U.S. Limited Liability Partnership, is a member of KPMG International a Swiss association